BLUE CROSS AND BLUE SHIELD OF VIRGINIA
                                doing business as
                          TRIGON BLUE CROSS BLUE SHIELD


                  AMENDED AND RESTATED PLAN OF DEMUTUALIZATION

                             DATED OCTOBER 31, 1996






This Plan of Demutualization constitutes:

         - a Plan of Conversion under ss.ss.38.2-1005 and 38.2-1005.1 of Title 38.2 of the Code of Virginia; and

         - a Plan of Merger under ss.ss. 13.1-722.1 and 13.1-898.1 of Title 13.1 of the Code of Virginia.




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Table of Contents


INTRODUCTION

ARTICLE I
         DEFINITIONS
                  Section  1.1  Definitions.......................................................................1

ARTICLE II
         BACKGROUND AND PURPOSE
         Section 2.1  Parties to the Plan.........................................................................6
         Section 2.2  Purposes of the Plan........................................................................6
         Section 2.3  The Demutualization.........................................................................6
         Section 2.4  Legal Effect of Plan........................................................................7

ARTICLE III
         HEARING, COMMISSION APPROVAL
         Section 3.1  Hearing.....................................................................................7
         Section 3.2  Commission Approval.........................................................................7

ARTICLE IV
         MEMBER APPROVAL, CORPORATE ACTIONS
         Section 4.1  Special Meeting.............................................................................8
         Section 4.2  Member Approval.............................................................................8
         Section 4.3  Determination of Members' Votes.............................................................8

ARTICLE V
         THE DEMUTUALIZATION AND THE MERGER
         Section 5.1  Filing of Approved Plan.....................................................................8
         Section 5.2  Effective Date..............................................................................8
         Section 5.3  The Demutualization and Merger..............................................................9
         Section 5.4  Directors and Officers......................................................................9
         Section 5.5  Miscellaneous...............................................................................9

ARTICLE VI
         ELIGIBLE MEMBERS AND POLICIES IN FORCE
         Section 6.1  Determination of Membership................................................................10
         Section 6.2  In Force...................................................................................10

ARTICLE VII
         ALLOCATION AND FORM OF CONSIDERATION TO ELIGIBLE MEMBERS
         Section 7.1  Allocation of Consideration to Eligible Members............................................11

PLAN OF DEMUTUALIZATION                                                                                 Page (i)

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         Section 7.2  Cash or Common Stock as Consideration to Eligible Members..................................13
         Section 7.3  Payment of Consideration to Eligible Members...............................................14

ARTICLE VIII
         INITIAL PUBLIC OFFERING
         Section 8.1  Initial Public Offering....................................................................14
         Section 8.2  Terms of the Initial Public Offering.......................................................14
         Section 8.3  Other Sales of Securities..................................................................15

ARTICLE IX
         CASH CONSIDERATION TO ELIGIBLE MEMBERS: AMOUNT AND PRORATION
         Section 9.1  Cash: Amount per Allocated Share...........................................................15
         Section 9.2  Cash: Total Cash for Preferred Cash Members................................................15
         Section 9.3  Cash: Proration............................................................................15

ARTICLE X
         POST-DEMUTUALIZATION LOCKUP, ISSUANCE OF COMMON STOCK
         Section 10.1  Need for Lockup...........................................................................16
         Section 10.2  The Lockup, Duration......................................................................16
         Section 10.3  No Sales or Transfers During Lockup.......................................................16
         Section 10.4  Uncertificated Securities During Lockup...................................................17
         Section 10.5  Distribution of Certificates After Lockup.................................................17

ARTICLE XI
         THE COMMONWEALTH PAYMENT
         Section 11.1  The Commonwealth Payment..................................................................17
         Section 11.2  Redemption of Class C Stock. .............................................................18
         Section 11.3  Class C Stock.............................................................................18
         Section 11.4  Commonwealth Directors....................................................................18

ARTICLE XII
         ADDITIONAL PROVISIONS
         Section 12.1  Restriction on Acquisition of Securities..................................................19
         Section 12.2  Commission-Free Sales and Round Up Program................................................19
         Section 12.3  Employee Benefit Plans....................................................................20
         Section 12.4  Restriction on Management Options.........................................................21
         Section 12.5  Market for Common Stock...................................................................21

ARTICLE XIII
         ADJUSTMENTS TO COMMON STOCK
         Section 13.1  Adjustment to Allocable Shares............................................................22
         Section 13.2  Authority to Remedy Errors................................................................22


PLAN OF DEMUTUALIZATION                                                                                 Page (ii)

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ARTICLE XIV
         OPEN ENROLLMENT
         Section 14.1  Open Enrollment...........................................................................22

ARTICLE XV
         EFFECT OF MERGER
         Section 15.1  Continuity of Corporate Existence.........................................................23
         Section 15.2  Effect on Membership......................................................................23
         Section 15.3  No Effect on Policies.....................................................................23

ARTICLE XVI
         MISCELLANEOUS PROVISIONS
         Section 16.1  Abandonment of Plan.......................................................................23
         Section 16.2  Amendment of Plan.........................................................................23
         Section 16.3  Subsequent Corporate Actions..............................................................24
         Section 16.4  Interpretation of Plan....................................................................24



PLAN OF DEMUTUALIZATION                                                                                 Page (iii)


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                     BLUE CROSS AND BLUE SHIELD OF VIRGINIA
                                doing business as
                          Trigon Blue Cross Blue Shield

                  AMENDED AND RESTATED PLAN OF DEMUTUALIZATION

-------------------------------------------------------------------------------


                                  INTRODUCTION

         Blue Cross and Blue Shield of Virginia, doing business as Trigon Blue Cross Blue Shield, is a Virginia mutual insurance company. As a mutual insurance company, it is owned by its policyholders. For the reasons stated herein and on the terms set forth herein, it wishes to convert to a stock corporation, to separate the policyholders' interests as members from their rights as insureds, and to issue shares of stock to its policyholders in consideration for their membership interests, including their interests in the surplus of Blue Cross and Blue Shield of Virginia.

                                    ARTICLE I
                                   DEFINITIONS

         Section 1.1 Definitions. As used in this Plan of Demutualization, the following capitalized terms have the following meanings:

         "Actuarial Calculation Memorandum" means the calculation of actuarial contribution attached as Exhibit 2 hereto.

         "Aggregate Fixed Component" has the meaning specified in Section 7.1(c)(i).

         "Aggregate Variable Component" has the meaning specified in Section 7.1(c)(ii).

         "Allocable Shares" means 64,000,000 (sixty four million) shares of Common Stock as the same may be adjusted pursuant to Section 13.1 or Section 7.1(e).

         "Articles of Merger" means Articles of Merger substantially in the form of those attached hereto as Exhibit 1.

         "Board of Trigon Healthcare" means the board of directors of Trigon Healthcare.

         "Board of Trigon Insurance Company" means the board of directors of Trigon Insurance Company.

         "Board of Virginia BCBS" means the board of directors of Virginia BCBS.

PLAN OF DEMUTUALIZATION                                                 Page 1

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         "Cash Shares" means the Mandatory Cash Shares and the Preferred Cash
Shares.

         "Class C Stock" means the Class C redeemable voting Common Stock, par value $0.01, of Trigon Healthcare which shall solely be owned by the Commonwealth.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Commission" means the Virginia State Corporation Commission.

         "Common Stock" means the Class A voting Common Stock, par value $0.01, of Trigon Healthcare.

         "Commonwealth" means the Commonwealth of Virginia.

         "Commonwealth Nominees" has the meaning specified in Section 11.4.

         "Commonwealth Payment" has the meaning specified in Section 11.1.

         "Consideration" means the Common Stock and/or cash to be received by Eligible Members in the Demutualization in consideration for their Membership Interests in Virginia BCBS, including their interests in the surplus of Virginia BCBS.

         "Demutualization" means the transactions contemplated by this Plan whereby Virginia BCBS shall be converted from a Virginia mutual insurance company to a Virginia stock corporation through the Merger.

         "Effective Date" means the date and time on which the Commission issues a certificate of merger with respect to the Merger in accordance with Virginia law.

         "Eligible Member" means a Person who held a policy of insurance of Virginia BCBS which was In Force (and through which such Person was therefore a Member) on December 31, 1995, as determined under Article VI hereof.

         "Employee Benefit Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to ERISA or that would be subject to ERISA absent an exemption from ERISA, part or all of the benefits of which are provided under a policy of insurance of Virginia BCBS.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.


PLAN OF DEMUTUALIZATION                                                 Page 2

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         "Hearing" means the public hearing called by the Commission to consider the Plan.

         "In Force" has the meaning specified in Section 6.2.

         "Initial Public Offering" has the meaning specified in Section 8.1.

         "Initial Stock Price" means the price per share at which the Common Stock is sold to the public in the Initial Public Offering but without taking into account any underwriting discounts, costs or expenses incurred in connection therewith.

         "Initial Per Share Stock Proceeds" means the net proceeds per share of Common Stock obtained by Trigon Healthcare from the sale of Common Stock to the public in the Initial Public Offering, and is equal to the Initial Stock Price minus an amount equal to all underwriting discounts and costs and expenses incurred in connection therewith determined on a per share basis.

         "Joint Rules Committee" means the Joint Rules Committee as defined in Virginia Code ss. 51.1-124.3.

         "Lockup" has the meaning specified in Section 10.2.

         "Lockup Period" has the meaning specified in Section 10.2.

         "Mandatory Cash Members" has the meaning specified in Section 7.2(d).

         "Mandatory Cash Shares" has the meaning specified in Section 7.2(d).

         "Member" means a Person who holds a policy of insurance of Virginia BCBS as defined in Article 1, Section 1 of the bylaws of Virginia BCBS.

         "Membership Interest" means all the rights or interests of each Member of Virginia BCBS, including, but not limited to, any right to vote, any rights with regard to the earnings, surplus or assets of Virginia BCBS, and any other rights in liquidation, dissolution, merger, reorganization or conversion of Virginia BCBS, but shall not include any other right as an insured conferred by any insurance policy or contract of insurance.

         "Merger" means the merger of TMSI with and into Virginia BCBS.

         "Minimum Amount" means $25,000,000 plus the amount needed to pay cash Consideration in the Demutualization to the Mandatory Cash Members.

         "MPL" means a major product line of Virginia BCBS as defined in the Actuarial Calculation Memorandum.


PLAN OF DEMUTUALIZATION                                                 Page 3

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         "MRI" has the meaning set forth in Section 11.2.

         "Non-Voting Common Stock" means the Class B non-voting Common Stock, par value $0.01, of Trigon Healthcare.

         "Nominee Lists" has the meaning specified in Section 11.4.

         "Odd Lot Holders" means Eligible Members to whom more than zero and fewer than 100 shares of Common Stock are allocated as Consideration.

         "Offerings" has the meaning specified in Section 8.1.

         "Open Enrollment Program" has the meaning set forth in Article XIV of this Plan.

         "Person" includes, without limitation, an individual, corporation, partnership, association, joint stock company, trust, unincorporated organization, government or political subdivision thereof or any other entity not specifically listed in this definition.

         "Plan" means this Plan of Demutualization, including all Exhibits hereto, as this Plan of Demutualization may be amended from time to time in accordance with its provisions.

         "Preferred Cash Members" has the meaning specified in Section 7.2(e).

         "Preferred Cash Shares" has the meaning specified in Section 7.2(e).

         "Proration Provisions" has the meaning specified in Section 9.3.

         "Record Date" means the date established by the Board of Virginia BCBS pursuant to Section 13.1-844 of the Virginia Nonstock Corporation Act and the bylaws of Virginia BCBS as the record date for the Special Meeting in order to determine the Members entitled to vote at the Special Meeting.

         "Redemption Price" has the meaning specified in Section 11.2.

         "Restated Articles" means the articles of incorporation of Virginia BCBS as they will be restated in the Merger in the form attached as Exhibit 3A hereto.

         "Restated Bylaws" means the bylaws of Virginia BCBS as they will be restated in the Merger in the form attached as Exhibit 3B hereto.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Senior Management" means the "executive officers" (within the meaning of Rule 3b-7 under the Exchange Act) of Trigon Healthcare from time to time, whether such persons are

PLAN OF DEMUTUALIZATION                                                 Page 4

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officers of Trigon Healthcare or of one of its subsidiaries, including without limitation Trigon Insurance. For a period of one year after the Effective Date, the individuals identified as executive officers in Trigon Healthcare's registration statement under the Securities Act relating to the Initial Public Offering shall be considered members of Senior Management regardless of any change in titles or duties, provided that such individuals remain in the employ of Trigon Healthcare or any of its subsidiaries.

         "Small Holders Program" has the meaning set forth in Section 12.2(a) of this Plan.

         "Special Meeting" means the Special Meeting of Voting Members, including adjournments thereof, called by Virginia BCBS to consider and approve this Plan.

         "State" means the District of Columbia and any state of the United States of America, but does not include any territory or insular possession of the United States of America.

         "TMSI" means Trigon Merger Sub, Inc., a Virginia stock corporation and a wholly owned subsidiary of Trigon Healthcare which is to be merged into Virginia BCBS in the Merger.

         "Transfer" of shares of stock or other securities shall include, without limitation, any sale, disposition, pledge, alienation or other transfer of any such share of stock or other security or any right or interest therein.

         "Trigon Healthcare" means Trigon Healthcare, Inc., a Virginia stock corporation and a wholly owned subsidiary of Virginia BCBS before the Demutualization and the parent corporation of Trigon Insurance after the Demutualization.

         "Trigon Insurance Company" or "Trigon Insurance" means Virginia BCBS after the Demutualization and after being renamed Trigon Insurance Company, a Virginia stock corporation.

         "Virginia BCBS" means Blue Cross and Blue Shield of Virginia, a Virginia nonstock corporation licensed as a mutual insurer and carrying on business as Trigon Blue Cross Blue Shield.

         "Voting Member" means a Person who holds a policy or policies of insurance with Virginia BCBS which policy is or which policies are In Force, and which Person is therefore a Member, at the Record Date, as determined under
Article VI hereof.


PLAN OF DEMUTUALIZATION                                                 Page 5

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                                   ARTICLE II
                             BACKGROUND AND PURPOSE

         Section 2.1 Parties to the Plan. This Plan is submitted by Virginia BCBS and its wholly owned subsidiaries, Trigon Healthcare and TMSI, with respect to the Demutualization of Virginia BCBS and the conversion of Virginia BCBS to a stock corporation.

         Section 2.2 Purposes of the Plan. The Demutualization to be effected by this Plan will provide Eligible Members with Consideration in the form of Common Stock and/or cash in consideration for their Membership Interests, including their interests in the surplus of Virginia BCBS.

         The Demutualization will also allow Virginia BCBS, as a stock corporation through its parent Trigon Healthcare, to access the equity capital markets and raise capital to permit it and Trigon Healthcare to expand their existing business and to enhance their strategic position in the consolidating managed care industry.

         At present, Virginia BCBS can increase its capital primarily through retained surplus contributed by its operating businesses, which Virginia BCBS believes to be an inadequate long term source of the capital necessary for the growth of Virginia BCBS's business. In the Demutualization, Virginia BCBS will become a wholly owned subsidiary of Trigon Healthcare and through Trigon Healthcare will have access to the equity capital markets.

         The Demutualization will also make it possible to effect acquisitions through the issuance of equity securities of Trigon Healthcare. Trigon Healthcare will not be subject to regulatory limitations on subsidiary investments that currently restrict Virginia BCBS's ability to effect acquisitions, because Trigon Healthcare will be making those acquisitions from its own resources as a holding company rather than from the resources of a regulated insurer. Consequently, as a result of the Demutualization and acquisition strategies implemented thereafter, growth may occur through acquisitions by Trigon Healthcare and its other affiliates, rather than through acquisitions by Trigon Insurance.

         Section 2.3 The Demutualization. Subject to the terms of this Plan and as more fully set forth in this Plan, on the Effective Date, the following actions will be effected to demutualize Virginia BCBS:

                           (i) TMSI will be merged with and into Virginia BCBS, the separate existence of TMSI will cease, Virginia BCBS will become a wholly owned subsidiary of Trigon Healthcare, Virginia BCBS will change its name to Trigon Insurance Company, its articles of incorporation and bylaws will be restated in the form of the Restated Articles and the Restated Bylaws, and Virginia BCBS will become a stock corporation incorporated under and governed by the Virginia Stock Corporation Act, ss.13.1-601 et seq.;


PLAN OF DEMUTUALIZATION                                                 Page 6

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                           (ii) all Membership Interests of all Members in
         Virginia BCBS shall be canceled and, in consideration for their Membership Interests, including their interests in the surplus of Virginia BCBS, Eligible Members shall be entitled to receive Common Stock from Trigon Healthcare and/or cash from Trigon Insurance pursuant to and in accordance herewith;

                           (iii) each issued and outstanding share of common stock of TMSI owned by Trigon Healthcare immediately prior to the Effective Date shall, as a result of the Merger and without any action on the part of Trigon Healthcare, be cancelled and converted into one share of stock of Trigon Insurance, and all issued and outstanding shares of capital stock in Trigon Healthcare owned by Virginia BCBS shall be cancelled;

                           (iv) Trigon Healthcare will effect the Initial Public Offering to generate net proceeds from the Initial Public Offering at least equal to the Minimum Amount; and

                           (v) Trigon Healthcare shall make the Commonwealth Payment pursuant to and in accordance with Article XI hereof.

After the Demutualization, Trigon Insurance may continue to do business in its service area in Virginia as Trigon Blue Cross Blue Shield.

         Section 2.4  Legal Effect of Plan.  This Plan shall constitute:

                           (i) a plan of conversion within the meaning of Virginia Code ss.ss. 38.2-1005 and 38.2-1005.1; and

                           (ii) a plan of merger within the meaning of Virginia Code ss.ss. 13.1-722.1 and 13.1-898.1.

                                   ARTICLE III
                          HEARING, COMMISSION APPROVAL

         Section 3.1 Hearing. The Hearing may be held by the Commission with respect to this Plan at such time and place as the Commission may determine. Virginia BCBS, its Members, directors, officers, and employees, and any other interested parties, may appear and be heard at the Hearing. The Commission may specify limitations and procedures to govern the Hearing, including with respect to who may participate in the Hearing and the submission of written and oral testimony. Notice of such Hearing shall be given by Virginia BCBS by mailing or publication as contemplated by Virginia Code ss. 13.1-842.A.2 or as otherwise required by the Commission.

         Section 3.2 Commission Approval. This Plan shall be subject to the approval of the Commission following the Hearing.


PLAN OF DEMUTUALIZATION                                                 Page 7

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                                   ARTICLE IV
                       MEMBER APPROVAL, CORPORATE ACTIONS

         Section 4.1 Special Meeting. Virginia BCBS shall submit this Plan to Voting Members for their approval. Virginia BCBS shall hold a Special Meeting of its Voting Members for the purpose of voting on this Plan and on any other matters which the Board of Virginia BCBS determines to submit at the Special Meeting. The Board of Virginia BCBS shall establish the Record Date for the Special Meeting. Notice of the Special Meeting shall be given by Virginia BCBS to Voting Members as contemplated by Virginia Code ss. 13.1-842 or as otherwise required by the Commission. Such notice may (but need not) be given simultaneously with notice of the Hearing. The Special Meeting shall be held at the home office of Virginia BCBS or at such other location as may be determined by Virginia BCBS.

         Section 4.2 Member Approval. This Plan shall be approved by the Members if more than two-thirds of the Voting Members present at the Special Meeting in person or by proxy vote to approve the Plan, and if a quorum is present at the Special Meeting.

         Section 4.3 Determination of Members' Votes. The votes which Voting Members shall be entitled to cast at the Special Meeting shall be determined in accordance with the bylaws of Virginia BCBS in a manner consistent with Article VI hereof. Under the bylaws of Virginia BCBS, no Voting Member is entitled to vote by separate voting group or class.


                                    ARTICLE V
                       THE DEMUTUALIZATION AND THE MERGER

         Section 5.1 Filing of Approved Plan. Following the Hearing, the approval of this Plan by the Commission, and the approval of this Plan by the Voting Members at the Special Meeting, Virginia BCBS shall file with the Commission in accordance with Virginia law the Articles of Merger together with a copy of this Plan as so approved. Such filing shall be effected by Virginia BCBS within twelve (12) months after the later of the Hearing or approval of this Plan by the Voting Members at the Special Meeting. In the event that this Plan or any action contemplated by this Plan becomes the subject of one or more legal or equitable proceedings in any state or federal court or administrative agency in the United States, then the twelve-month (12) period referred to in this Section 5.1 shall be lengthened by a period of time equal to the pendency of such proceeding or proceedings plus twelve (12) months. In addition, the twelve-month (12) period referred to in the last two sentences may be lengthened to a period of time approved by a vote of the members of Virginia BCBS.

         Section 5.2 Effective Date. The Plan and the Merger shall become effective upon the issuance by the Commission of a certificate of merger with respect to the Merger. The date and time on which such certificate of merger with respect to the Merger is issued by the Commission shall be the Effective Date.


PLAN OF DEMUTUALIZATION                                                 Page 8

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         Section 5.3  The Demutualization and Merger.  Upon the Effective Date
and pursuant to the Merger:

                           (i) TMSI will be merged with and into Virginia BCBS, the separate existence of TMSI will cease, and Virginia BCBS will become a wholly owned subsidiary of Trigon Healthcare;

                           (ii) the articles of incorporation and bylaws of Virginia BCBS will be restated in the form of the Restated Articles and the Restated Bylaws, and Virginia BCBS will become a stock corporation incorporated under and governed by the Virginia Stock Corporation Act, ss.13.1-601 et seq.;

                           (iii) each issued and outstanding share of common stock of TMSI owned by Trigon Healthcare immediately prior to the Effective Date shall, as a result of the Merger and without any action on the part of Trigon Healthcare, be cancelled and converted into one share of stock of Trigon Insurance;

                           (iv) the name of Virginia BCBS will be changed to Trigon Insurance Company;

                           (v) all Membership Interests of all Members in Virginia BCBS shall be cancelled, and in consideration for their Membership Interests, including their interests in the surplus of Virginia BCBS, Eligible Members shall be entitled to receive Common Stock from Trigon Healthcare and/or cash from Trigon Insurance pursuant to and in accordance with this Plan; and

                           (vi) all issued and outstanding shares of capital stock in Trigon Healthcare owned by Virginia BCBS shall be cancelled.

Immediately following the receipt of the proceeds of the Offerings, Trigon Healthcare shall contribute to Trigon Insurance the total amount to be distributed to Eligible Members as cash Consideration. Trigon Healthcare shall make the Commonwealth Payment pursuant to and in accordance with Article XI hereof.

         Section 5.4 Directors and Officers. The directors and officers of Virginia BCBS immediately before the Effective Date shall continue to serve as, and shall constitute, the directors and officers of Trigon Insurance Company immediately following the Merger and until new directors and officers have been duly elected or appointed pursuant to the Restated Articles and the Restated Bylaws.

         Section 5.5 Miscellaneous. TMSI and Trigon Insurance Company are empowered to adopt further rules and regulations, not inconsistent with the provisions of this Plan, regarding the termination of Membership Interests and the distribution of the Consideration.


PLAN OF DEMUTUALIZATION                                                 Page 9

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                                   ARTICLE VI
                     ELIGIBLE MEMBERS AND POLICIES IN FORCE

         Section 6.1  Determination of Membership.

                  (a) Pursuant to Article I, Section 1(a) of the bylaws of Virginia BCBS as they exist at the time hereof, a Member shall be any policyholder of Virginia BCBS. Unless otherwise stated herein, the status of a Person as a Member as of any date shall be determined on the basis of the records of Virginia BCBS as of such date in accordance with the following provisions. For these purposes, the term "policyholder" shall mean any of the following: (A) an individual who holds an individual policy of insurance with Virginia BCBS (including, but not limited to, (1) an individual who holds a Medicare supplement policy and (2) an individual who holds an individual policy of insurance with Virginia BCBS whose premiums and policy terms are set by virtue of that individual's participation in a larger affinity group); and (B) a group that holds a group policy of insurance with Virginia BCBS. In the case of a group policy of insurance, the group as a whole shall be considered one policyholder, such policyholder's voting rights as a Member shall be exercised by the person designated by the group to act for the group for that purpose, and individual members of the group shall not be considered Members of Virginia BCBS. The term "policyholder" does not include a customer of Virginia BCBS under any contract which is not a policy of insurance and does not include a customer of a subsidiary of Virginia BCBS under any contract with such subsidiary.

                  (b) The identity of an Eligible Member and the right of an Eligible Member to receive Consideration shall be determined without giving effect to any interest of any other Person in the policy of insurance pursuant to which the Membership Interest exists or is conferred.

                  (c) The mailing address of a Member as of any date for purposes of the Plan shall be the Members' last known address as shown on the records of Virginia BCBS as of such date.

                  (d) Any dispute as to the determination of a Member or the right of a Member to vote at the Special Meeting or to receive Consideration shall be resolved in accordance with the foregoing and with such other procedures as may be acceptable to the Commission.

         Section 6.2  In Force.

                  (a) A policy of insurance issued by Virginia BCBS shall be considered to be in force ("In Force") in accordance with the following provisions.

                  (b) For the purposes of determining whether a Member is a Voting Member and thus entitled to vote at the Special Meeting, a policy shall be In Force on the Record Date if, as shown on Virginia BCBS's records as such records exist at the close of business on the Record Date, such policy has been issued and is effective on that date.

PLAN OF DEMUTUALIZATION                                                 Page 10

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                  (c) For the purposes of determining whether a Member is an
Eligible Member and thus entitled to receive Consideration, a policy shall be In Force and held by such Member if a policy was in force and held by such Member on December 31, 1995 as shown by the records of Virginia BCBS. Such determination shall be made in accordance with Virginia BCBS's usual procedures. For this purpose,

                           (i) any policy which is added on a retroactive basis, in accordance with Virginia BCBS's normal underwriting procedures on or before February 29, 1996 with the effect that such policy is in force on December 31, 1995, shall be considered to be In Force on December 31, 1995;

                           (ii) any policy which was in force on December 31, 1995 and which is subsequently cancelled on a retroactive basis, on or before February 29, 1996, by the Member holding such policy or Virginia BCBS, in accordance with Virginia BCBS's normal underwriting procedures with the effect that such policy is not in force on December 31, 1995 after taking into account such cancellation, shall not be considered to be In Force on December 31, 1995; and

                           (iii) Virginia BCBS and the Bureau of Insurance of the Commission shall determine a mutually acceptable date through which
         (x) any policy added after February 29, 1996 on a retroactive basis in accordance with Virginia BCBS's normal underwriting procedures with the effect that such policy is in force on December 31, 1995 may be considered In Force on December 31, 1995, and (y) any policy after February 29, 1996 canceled on a retroactive basis in accordance with Virginia BCBS's normal underwriting procedures with the effect that such policy is not in force on December 31, 1995 may not be considered to be In Force on December 31, 1995.

                                   ARTICLE VII
            ALLOCATION AND FORM OF CONSIDERATION TO ELIGIBLE MEMBERS

         Section 7.1  Allocation of Consideration to Eligible Members.

                  (a) The Consideration to be received by Eligible Members in the Demutualization shall be Common Stock and/or cash.

                  (b) Solely for the purposes of calculating the amount of the Consideration to be received by each Eligible Member, each Eligible Member will be allocated a specific number of shares of Common Stock in accordance herewith.

                  (c) The Allocable Shares to be allocated to all of the Eligible Members in the Demutualization shall consist of 64,000,000 shares of Common Stock, which may be adjusted pursuant to Section 13.1 or Section 7.1(e). The Allocable Shares shall be divided into two categories, the Aggregate Fixed Component and the Aggregate Variable Component.


PLAN OF DEMUTUALIZATION                                                 Page 11

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                           (i) The Aggregate Fixed Component is to be allocated
         in consideration of the voting rights associated with the Membership Interests of the Eligible Members. The Aggregate Fixed Component shall consist of 15% (fifteen percent) of the Allocable Shares, or 9,600,000 (nine million six hundred thousand) shares of Common Stock, and shall be allocated to the Eligible Members in accordance with Section 7.1(d)(i).

                           (ii) The Aggregate Variable Component is to be allocated in consideration of the economic interest associated with the Membership Interests of the Eligible Members, including their interests in the surplus of Virginia BCBS. The Aggregate Variable Component shall consist of 85% (eighty-five percent) of the Allocable Shares, or 54,400,000 (fifty-four million four hundred thousand) shares of Common Stock, and shall be allocated to the Eligible Members in accordance with Section 7.1(d)(ii).

                  (d) Each Eligible Member shall be paid Consideration based on the allocation to such Eligible Member of a number of shares of Common Stock equal to the sum of:

                           (i) a fixed component of Consideration representing the portion of the Aggregate Fixed Component allocable to such Eligible Member, being equal to the product of the number of votes exercisable by such Eligible Member as of December 31, 1995 multiplied by a fraction, the numerator of which is the total number of shares of Common Stock in the Aggregate Fixed Component, and the denominator of which is the aggregate number of votes exercisable by all Eligible Members as of December 31, 1995, each as determined in accordance with the bylaws of Virginia BCBS and taking in account the provisions of
         Section 6.2(c) and the Actuarial Calculation Memorandum; and

                           (ii) a variable component of Consideration representing the portion (if any) of the Aggregate Variable Component allocable to such Eligible Member, which shall not be less than zero and shall be on the basis of the past and future contribution to the surplus of Virginia BCBS that was made and is expected to be made by each policy held by such Eligible Member based on the profitability of the MPL to which such policy belongs, as determined on the basis of the books and records of Virginia BCBS and in accordance with the Actuarial Calculation Memorandum.

                  (e) Trigon Healthcare will not issue fractional shares in the Demutualization. If the total number of shares of Common Stock allocated to an Eligible Member includes a fraction of a share of Common Stock (after taking into account the allocable portions of both the Aggregate Fixed Component and of the Aggregate Variable Component), then the fraction of a share of Common Stock shall be rounded to the nearest whole number of shares of Common Stock, with one half being rounded upwards to the next higher whole number. In the event the rounding provisions of the foregoing sentence result in an aggregate number of shares to be issued in the Demutualization which is different than 64 million (or such other number as results from adjustment pursuant to Section 13.1), then the Allocable Shares shall be adjusted accordingly.

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         Section 7.2  Cash or Common Stock as Consideration to Eligible Members.

                  (a) This Section 7.2 specifies the circumstances in which, and the Eligible Members to whom, Consideration shall be paid in the form of shares of Common Stock, cash, or both.

                  (b) The Common Stock allocated to each Eligible Member shall be issued to each such Eligible Member as that Eligible Member's Consideration unless and to the extent that such Eligible Member is permitted or required to receive cash instead of and in lieu of some or all of the Common Stock allocated to that Eligible Member.

                  (c) The time at which, the manner in which, and the conditions subject to which Common Stock and/or cash shall be issued and distributed to Eligible Members, and in the case of cash Consideration the determination of the amount of cash Consideration, shall be governed by the provisions of Articles VII, IX, X and XII.

                  (d) Shares of Common Stock shall not be issued and distributed to any of the following Eligible Members as Consideration, and Consideration shall be paid by Virginia BCBS to the following Eligible Members only in the form of cash, in lieu of and to the complete exclusion of the issuance of any and all shares of Common Stock:

                           (i) any Eligible Member who is known to Virginia BCBS to be the subject of a lien or bankruptcy proceeding, or any Eligible Member with respect to whom the Consideration will, to the knowledge of Virginia BCBS, be the subject of a lien or bankruptcy proceeding; and

                           (ii) any Eligible Member whose address for mailing purposes as shown on the records of Virginia BCBS as not being located within any State; and

                           (iii) any Eligible Member whose address for mailing purposes as shown on the records of Virginia BCBS as being located within any State in which, according to the records of Virginia BCBS, there are thirty or fewer Eligible Members; and

                           (iv) any Eligible Member whose address for mailing purposes as shown on the records of Virginia BCBS as being located within any State in which, in the reasonable determination of Virginia BCBS prior to the Effective Date or Trigon Healthcare after the Effective Date, the requirements necessary to qualify Common Stock for issuance to such Eligible Member in that State are excessively burdensome or expensive or are likely to be subject to unreasonable delays.

The shares of Common Stock allocated to these Eligible Members shall be referred to as "Mandatory Cash Shares" and these Eligible Members shall be referred to as "Mandatory Cash Members."


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                  (e) If any Eligible Member, other than a Mandatory Cash
Member, has, on a form provided to such Eligible Member that has been properly completed and signed by the Eligible Member and received by Virginia BCBS on or prior to a date set by Virginia BCBS, affirmatively elected a preference to receive cash in lieu of Common Stock, then cash may be paid to such Eligible Member in lieu of some or all of the Common Stock to be issued to such Eligible Member as Consideration. To the extent that such cash is less than the full Consideration payable to such Eligible Member, shares of Common Stock shall be issued to such Eligible Member as the remaining Consideration to such Eligible Member. The shares of Common Stock allocated to the Eligible Members who have made this election but in lieu of which they will receive cash shall be referred to as "Preferred Cash Shares" and the Eligible Members who have made this election shall be referred to as "Preferred Cash Members."

         Section 7.3 Payment of Consideration to Eligible Members. Both the payment of cash Consideration by Trigon Insurance and the issuance of Common Stock by Trigon Healthcare as Consideration shall occur as soon as reasonably practicable following the Effective Date. Both the payment of cash Consideration and the issuance of Common Stock as Consideration shall be subject to Section
12.3. All Common Stock issued as Consideration shall be issued by Trigon Healthcare subject to the Lockup. All cash Consideration shall be paid by Trigon Insurance by check net of any applicable withholding or other applicable tax and without the accrual of interest from and after the Effective Date.

                                  ARTICLE VIII
                             INITIAL PUBLIC OFFERING

         Section 8.1 Initial Public Offering. Trigon Healthcare shall conclude an initial public offering (the "Initial Public Offering") of the Common Stock at the Effective Date in connection with the Demutualization. Simultaneously, Trigon Healthcare may, at its discretion, sell, in a public offering or by placement, debt securities and other equity securities (including without limitation preferred stock and securities convertible into Common Stock) of Trigon Healthcare or incur other debt obligations (including without limitation debt obligations to banks or other financial institutions)(collectively with the Initial Public Offering, the "Offerings").

         Section 8.2  Terms of the Initial Public Offering.

                  (a) The maximum number of shares of Common Stock that may be offered and sold in the Offerings (including the number of shares of Common Stock issuable upon the conversion of any securities convertible into Common Stock) shall not exceed 49% (forty-nine percent) of the aggregate number of shares of Common Stock that will be issued and outstanding, or that will be issuable upon the conversion of any outstanding securities convertible into Common Stock, immediately following the Offerings and the issuance to Eligible Members of all Common Stock that will be issued to them as Consideration in the Demutualization.

                  (b) The minimum size of the Initial Public Offering shall be such as will generate net proceeds from the Initial Public Offering equal to the Minimum Amount.

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



                  (c) Subject to Sections 8.2(a) and 8.2(b), the public offering price, the number of shares of Common Stock to be sold and, if other securities are to be sold, the number and terms of such other securities to be sold, and other terms on which the Offerings shall be conducted shall be determined by the Board of Virginia BCBS and the Board of Trigon Healthcare.

         Section 8.3 Other Sales of Securities. After the Effective Date, Trigon Healthcare may offer, issue and sell Common Stock, other equity securities (including without limitation preferred stock and securities convertible into Common Stock) and debt securities of Trigon Healthcare or incur debt or other obligations without restriction hereunder other than under Section 12.4.

                                   ARTICLE IX
          CASH CONSIDERATION TO ELIGIBLE MEMBERS: AMOUNT AND PRORATION

         Section 9.1 Cash: Amount per Allocated Share. If all or any part of the Consideration to be paid to an Eligible Member will be in cash pursuant hereto, the amount of such cash Consideration shall be equal to the number of shares of Common Stock allocable to such Eligible Member in respect of which cash will be distributed instead of such Common Stock, multiplied by the Initial Per Share Stock Proceeds.

         Section 9.2 Cash: Total Cash for Preferred Cash Members. The total amount of funds available to be distributed as cash Consideration to Preferred Cash Members shall be an amount determined by Virginia BCBS in its sole discretion on or immediately preceding the Effective Date. Such amount shall not exceed the aggregate net proceeds of the Offerings minus the Minimum Amount.

         Section 9.3 Cash: Proration. If the cash available to Trigon Insurance under Section 9.2 to distribute as cash Consideration is insufficient to pay cash Consideration to all Preferred Cash Members in lieu of all shares of Common Stock which have been allocated to them, then the cash amount available shall be distributed among Preferred Cash Members in accordance with the following provisions (the "Proration Provisions"):

                           (i) first, cash Consideration will be paid to all Preferred Cash Members who are Odd Lot Holders in lieu of all shares of Common Stock allocated to them, and if the cash available to pay cash Consideration to the Preferred Cash Members who are Odd Lot Holders is insufficient to make such payment, then the cash available to Preferred Cash Members who are Odd Lot Holders will be distributed to them pro rata to the number of shares of Common Stock allocated to each of them; and

                           (ii) second, cash Consideration will be paid to all other Preferred Cash Members in lieu of all Shares of Common Stock allocated to them, and if the cash remaining after paying cash Consideration to the Preferred Cash Members who are Odd Lot Holders is insufficient to make such payment, then the cash available to such other

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



         Preferred Cash Members will be distributed to them pro rata to the number of shares of Common Stock allocated to each of them.

                                    ARTICLE X
              POST-DEMUTUALIZATION LOCKUP, ISSUANCE OF COMMON STOCK

         Section 10.1 Need for Lockup. In order to enhance the value of the Common Stock and achieve orderly trading following the Initial Public Offering, sales by Eligible Members of Common Stock issued as Consideration must be limited for a period of time through a lockup. The lockup is intended to provide for the development of an orderly trading market in the Common Stock, the development of an adequate investment research following of Trigon Healthcare, and the promotion of institutional demand for the Common Stock, to facilitate the absorption of probable sales of Common Stock by Eligible Members.

         Section 10.2 The Lockup, Duration. The Common Stock to be issued as Consideration will be subject to a lockup (the "Lockup") for the following period, during which such Common Stock shall, as described below, be issued in uncertificated form and will be subject to the restrictions on Transfer described in Section 10.3. The Lockup period (the "Lockup Period") will terminate on the six-month anniversary of the Effective Date.

         Section 10.3  No Sales or Transfers During Lockup.

                  (a) Except as hereinafter set forth, during the Lockup Period no Eligible Member shall Transfer, and Trigon Healthcare shall not be obligated to recognize any Transfer of, any right or interest in or to any Common Stock or other securities subject to the Lockup.

                  (b) During the Lockup Period, Trigon Healthcare shall recognize the following Transfers by Eligible Members of rights or interests in or to the Common Stock subject to the Lockup:

                           (i) a transfer by or on behalf of an Eligible Member to a trust, plan or other arrangement established in connection with an Employee Benefit Plan of the Eligible Member;

                           (ii) the granting of a revocable proxy granted in compliance with all applicable provisions of the articles of incorporation and bylaws of Trigon Healthcare, this Plan and Virginia law;

                           (iii) a transfer by operation of law in consequence of the bankruptcy or insolvency of an Eligible Member or the granting of relief to an Eligible Member under the federal bankruptcy laws;


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



                           (iv) a transfer of ownership of Common Stock from the estate of a deceased Eligible Member to an heir taking by operation of law or pursuant to testamentary succession; and

                           (v) upon the merger or consolidation of an Eligible Member, a transfer by operation of law to the surviving corporation in the merger or consolidation.

         Section 10.4 Uncertificated Securities During Lockup. Common Stock issued as Consideration shall be issued in uncertificated form pursuant to Virginia Code ss. 13.1-648, an appropriate notice shall be sent to each Eligible Member in compliance with Virginia Code ss. 13.1-648, and no certificates shall be issued for any such Common Stock during the Lockup Period. The issuance and distribution of certificates therefor shall be deferred until the termination of the Lockup Period. All distributions of Common Stock, or of securities convertible into or exchangeable for Common Stock, as dividends or distributions on account of such uncertificated Common Stock subject to the Lockup may, at the discretion of Trigon Healthcare, also be subject to the Lockup.

         Section 10.5 Distribution of Certificates After Lockup. As soon as reasonably practicable after the expiration of the Lockup Period, Trigon Healthcare shall issue to each Eligible Member other than Odd Lot Holders, and shall issue to any Odd Lot Holder upon request, a certificate for the Common Stock being released from the Lockup, whereupon such Common Stock shall cease to be in uncertificated form pursuant to Virginia Code ss. 13.1-648 and shall be represented by such certificate pursuant to Virginia Code ss. 13.1-647. Such certificates shall be mailed by Trigon Healthcare to Eligible Members or, with respect to Transfers of such Common Stock during the Lockup which Trigon Healthcare has recognized pursuant to Section 10.3, to the transferees, in each case at their addresses as they appear in the records of Trigon Healthcare. Any Odd Lot Holder who does not then request a certificate and who subsequently wishes to obtain a certificate for such shares of Common Stock may obtain a certificate therefor from Trigon Healthcare's transfer agent.

                                   ARTICLE XI
                            THE COMMONWEALTH PAYMENT

         Section 11.1 The Commonwealth Payment. As part of the Demutualization, Trigon Healthcare will make a payment in cash or a combination of cash and shares of Class C Stock to the Treasurer of the Commonwealth (the "Commonwealth Payment"), in addition to any shares of Common Stock that the Commonwealth may be entitled to receive as an Eligible Member, in an amount equal to the amount required to be paid by Virginia Code ss. 38.2- 1005.1B.4. Within five (5) business days after the Effective Date, Trigon Healthcare will advise the Treasurer of the Commonwealth of the amount of the Commonwealth Payment to be made in cash, which shall not be less than one-half (1/2) of the Commonwealth Payment, and the amount of the Commonwealth Payment to be made through issuance of Class C Stock. Within ten (10) business days of the Effective Date, Trigon shall make the Commonwealth Payment. In the event Trigon Healthcare elects to make part of the Commonwealth Payment through the

PLAN OF DEMUTUALIZATION                                                 Page 17
issuance of Class C Stock, Trigon Healthcare shall issue to the Commonwealth such number of shares of Class C Stock as shall equal the amount of the Commonwealth Payment to be made through the issuance of Class C Stock divided by the Initial Stock Price.

         Section 11.2 Redemption of Class C Stock. The Class C Stock shall be redeemable by Trigon Healthcare at any time and if not sooner redeemed will be subject to mandatory redemption on June 30, 1998. The redemption price per share (the "Redemption Price") will equal the Initial Stock Price plus an amount equal to interest calculated on the Initial Stock Price from the Effective Date through the date of payment at a rate per annum equal to an appropriate market rate of interest ("MRI") determined by procedures agreed upon by Trigon Healthcare, the Attorney General of the Commonwealth and the Bureau of Insurance of the Commission. In the case of any redemption before June 30, 1998, the Redemption Price may be paid by delivery to the Commonwealth of an unsecured promissory note of Trigon Healthcare, in form and substance reasonably acceptable to the Commonwealth, in an amount equal to the Redemption Price with a due date of June 30, 1998 and bearing interest at the MRI. Any such promissory note may be prepaid in whole or in part by Trigon Healthcare at any time without penalty.

         Section 11.3 Class C Stock. (a) The Commonwealth shall not Transfer the Class C Stock, and without limitation thereto shall not grant any revocable or irrevocable proxy or other right to vote the Class C Stock to any Person other than the chairman or the president of Trigon Healthcare, except in accordance with this Section, and Trigon Healthcare shall not be bound by or obligated to recognize any Transfer not expressly authorized by this Section.

                  (b) Pursuant to the terms of the Class C Stock, each share of Class C Stock shall (i) have a vote equal to one-tenth (1/10) of the vote of a share of Common Stock and (ii) not be Transferable.


         Section 11.4 Commonwealth Directors. Within fifteen (15) days after an order of the Commission approving the Plan, each of the Attorney General of the Commonwealth and the Joint Rules Committee will identify to Trigon Healthcare three (3) nominees for election or appointment to the Board of Trigon Healthcare (the "Nominee Lists") in accordance with procedures acceptable to Trigon Healthcare, and each of the Attorney General of the Commonwealth and the Joint Rules Committee. The persons on the Nominee Lists shall be citizens who do not hold public office and have no direct or indirect financial interest, except as a consumer, in Virginia BCBS. Before or within seven days after the Effective Date, Trigon Healthcare shall select two nominees (the "Commonwealth Nominees") from the Nominee Lists (one from the list submitted by the Attorney General of the Commonwealth and one from the list submitted by the Joint Rules Committee) and shall then cause them to become directors of Trigon Healthcare with immediate effect. Each of the Commonwealth Nominees shall be appointed to serve a three (3) year term as a director of Trigon Healthcare.


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



                                   ARTICLE XII
                              ADDITIONAL PROVISIONS

         Section 12.1  Restriction on Acquisition of Securities.

                  (a) Subject to Section 12.1(b), no Person (or Persons acting in concert) may, directly or indirectly, without prior written consent of the Board of Trigon Healthcare, directly or indirectly offer to acquire or acquire the beneficial ownership of five (5) percent or more of the Common Stock or of any other class of capital stock of Trigon Healthcare entitled to vote in the election of directors generally, until the expiration of thirty (30) months after the Effective Date. No Person other than the Commonwealth shall acquire or own any shares of Class C Stock.

                  (b) Section 12.1(a) shall not be construed as preventing the payment or issuance to any Eligible Member of Common Stock issuable to such Eligible Member as Consideration to which such Eligible Member is entitled under the Plan if such Consideration comprises five (5) percent or more of the total number of shares of Common Stock that will be issued and outstanding immediately after the Demutualization; provided that any Eligible Member who receives as Consideration a number of shares of Common Stock equal to or greater than five
(5) percent of the total number of shares of Common Stock that will be issued and outstanding immediately after the Demutualization (whether or not subject to any obligations under ERISA or any other law, regulation, or other obligation) may not, either alone or in concert with any other Person, offer to acquire or acquire the beneficial ownership of, or control over the acquisition or disposition of, or voting control over, any Common Stock other than Common Stock received as Consideration until the expiration of thirty (30) months after the Effective Date unless, at the time of such offer or acquisition and immediately following such offer or acquisition, such Person would not, either alone or in concert with any other Persons, beneficially own, or have control over the acquisition or disposition of or voting control over, five (5) percent or more of the Common Stock.

                  (c) This Section 12.1 shall be without prejudice to, and shall not effect the enforcement of, any provision of the articles of incorporation of Trigon Healthcare or any provision of law which may impose any other restriction by any Person (or Persons acting in concert) on the acquisition of Common Stock.

         Section 12.2  Commission-Free Sales and Round Up Program.

                  (a) Trigon Healthcare shall establish a commission-free sales and round up program for small holders (the "Small Holders Program") which will begin at such time as may be determined by the Board of Trigon Healthcare, which time shall be no sooner than six months after the Effective Date and no later than eighteen months after the Effective Date. The Small Holders Program will allow eligible participants either to sell all of their Common Stock or to purchase sufficient Common Stock to round up their holding to 100 shares of Common Stock. The Small Holders Program shall continue for ninety days, and may be extended by the Board

PLAN OF DEMUTUALIZATION                                                 Page 19
of Trigon Healthcare for such longer period as the Board of Trigon Healthcare determines to be appropriate.

                  (b) The Board of Trigon Healthcare shall, not later than 30 days prior to the commencement of the Small Holders Program, determine:

                           (i) the maximum number of shares, not to exceed 99 shares, received by an Eligible Member as Consideration as will entitle an Eligible Member to sell all of its Common Stock in the Small Holders Program; and

                           (ii) the maximum number of shares, not to exceed 99 shares, received by an Eligible Member as Consideration as will entitle an Eligible Member to purchase in the Small Holders Program sufficient Common Stock to round up its holding to 100 shares of Common Stock.

                  (c) All purchases and sales under the Small Holders Program will be at prevailing market prices and free of brokerage commissions, mailing charges, registration fees or other administrative or similar expenses.

                  (d) Only Common Stock received by an Eligible Member as Consideration may be sold by such Eligible Member through the Small Holders Program. In determining the number of shares of Common Stock received by an Eligible Member as Consideration for the purpose of allowing such Eligible Member to participate in the Small Holders Program, shares of Common Stock otherwise allocable to such Eligible Member but in respect of which such Eligible Member receives cash Consideration in lieu of such shares of Common Stock shall be ignored.

         Section 12.3  Employee Benefit Plans.

                  (a) To the extent, if any, that ERISA is applicable to an Eligible Member with respect to the receipt or disposition of the Consideration, all decisions made with respect to the Consideration shall be made by the Eligible Member (or by a fiduciary appointed by such Eligible Member) as a fiduciary independent of Virginia BCBS and Virginia BCBS shall not have any authority, responsibility or liability for such decisions. For any Employee Benefit Plan that is not subject to ERISA, all decisions made with respect to the Consideration shall be made solely by the Eligible Member (or by an agent of such Eligible Member) and Virginia BCBS shall not have any authority, responsibility or liability for such decisions.

                  (b) Virginia BCBS has applied to the Department of Labor for an exemption from Sections 406 and 407(a) of the ERISA and Section 4975 of the Code with respect to the receipt of Consideration pursuant to the Plan by employee welfare plans subject to the provisions of such sections. Notwithstanding any other provision of the Plan, if such exemption is not received prior to the Effective Date, Virginia BCBS may delay payment of any cash Consideration to such Eligible Members and any dividends or other cash distributions on account

PLAN OF DEMUTUALIZATION                                                 Page 20
of the Common Stock Consideration, and if not received prior to the end of the Lockup Period, may delay the distribution of shares of Common Stock to such Eligible Member, and may place such Consideration in an escrow or similar arrangement subject to terms and conditions approved by the Commission. Such escrow or similar arrangement shall provide for payment to Eligible Members of such Consideration not later than the third anniversary of the Effective Date. All costs and expenses of such escrow or similar arrangement shall be borne by Trigon Healthcare. Trigon Healthcare shall not be liable to any Eligible Member for interest on any cash amount to be escrowed, but, if the escrow is in an interest bearing account, then the interest accruing on any cash amount in such account (if any) shall first be used to offset costs and expenses of such escrow or similar arrangement or reimburse Trigon Healthcare for the costs and expenses of such escrow or similar arrangement incurred or paid by Trigon Healthcare, and thereafter shall accrue for the benefit of such Eligible Member.

         Section 12.4  Restriction on Management Options.

                  (a) Virginia BCBS shall not adopt prior to the Effective Date any stock-based compensation plan providing for awards to directors of Virginia BCBS, Trigon Healthcare or Trigon Insurance or to Senior Management including, without limitation, any restricted stock, stock option or stock appreciation right plan.

                  (b) Prior to the Effective Date, neither Trigon Insurance nor Trigon Healthcare shall grant to any person any awards under any stock-based compensation plan adopted by Trigon Insurance or Trigon Healthcare, including, without limitation, any restricted stock, stock option or stock appreciation right; and no such grant may be exercised until after ninety (90) days following the expiration of the Lockup Period.

                  (c) Prior to three (3) months after the expiration of the Lockup Period, neither Trigon Insurance nor Trigon Healthcare shall grant any restricted stock, stock option or stock appreciation right with an exercise price which is less than the greater of (i) the average closing price during the twenty (20) trading days immediately preceding the date of grant or (ii) the closing price on the date of grant.

         Section 12.5 Market for Common Stock. Trigon Healthcare shall arrange for the listing of the Common Stock on a national securities exchange (or for the Common Stock to be quoted on the National Association of Securities Dealers automated quotation system), and shall use its best efforts to maintain such listing (or quotation) for so long as Trigon Healthcare is a publicly traded company.




PLAN OF DEMUTUALIZATION                                                 Page 21

                                  ARTICLE XIII
                           ADJUSTMENTS TO COMMON STOCK

         Section 13.1  Adjustment to Allocable Shares.

                  (a) Virginia BCBS may adjust, by vote of the Board of Virginia BCBS or a duly authorized committee thereof at any time before the Effective Date, the number of shares of Common Stock which comprise the Allocable Shares in order to effect a price per share in the Initial Public Offering which Virginia BCBS and the managing underwriters of the Initial Public Offering deem appropriate. Upon such adjustment, the number of shares of Common Stock which comprise the Aggregate Variable Component and the Aggregate Fixed Component shall be adjusted proportionately such that the number of shares of Common Stock which comprise the Aggregate Fixed Component shall continue to constitute 15% (fifteen percent) of the Allocable Shares and the number of shares of Common Stock which comprise the Aggregate Variable Component shall continue to constitute 85% (eighty-five percent) of the Allocable Shares.

                  (b) Virginia BCBS may make de minimis adjustments to the allocation of shares of Common Stock between the Aggregate Fixed Component of Consideration and the Aggregate Variable Component of Consideration to take account of and compensate for rounding adjustments.

         Section 13.2 Authority to Remedy Errors. Subject to the terms hereof, Trigon Healthcare may issue additional shares of Common Stock and take such other action as it considers appropriate to remedy errors and miscalculations made in connection with this Plan.

                                   ARTICLE XIV
                                 OPEN ENROLLMENT

         Section 14.1 Open Enrollment. Virginia BCBS currently conducts an Open Enrollment Program pursuant to Virginia Code ss.ss. 38.2-4216.1 and 38.2-4229.1.D. Virginia Code ss. 38.2- 4229.1.D provides, among other things, that Trigon Insurance shall continue to conduct an Open Enrollment Program pursuant to the provisions of Virginia Code ss. 38.2-4216.1 after the Effective Date and shall not discontinue such Open Enrollment Program after the Effective Date without first giving the Commission twenty-four (24) months prior written notice in accordance with Virginia Code ss. 38.2-4229.1.D.



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



                                   ARTICLE XV
                                EFFECT OF MERGER

         Section 15.1 Continuity of Corporate Existence. Upon the Demutualization and the Merger of TMSI into Virginia BCBS as provided for in this Plan, all rights, franchises, licenses and interests of Virginia BCBS in and to every type of property, real, personal and mixed, and all choses in action, shall continue unaffected and uninterrupted by this transaction. This Plan shall not be construed to result in any reinsurance or in any real or constructive issuance or exchange of any insurance policy or contract or any other transfer of any assets, rights or obligations by Virginia BCBS. All obligations and liabilities of Virginia BCBS shall continue unaffected and uninterrupted by this Plan. No action or proceeding pending at the Effective Date to which Virginia BCBS is a party shall be abated or discontinued by reason of this transaction, but may be prosecuted to final judgment in the same manner as if this Plan had not been implemented. For all purposes, Trigon Insurance shall be deemed to have been organized on October 14, 1935, the initial date of incorporation of its ultimate predecessor.

         Section 15.2 Effect on Membership. As of the Effective Date, all Membership Interests in Virginia BCBS shall terminate, and all membership, residual, distributive, liquidating or analogous interests in Virginia BCBS as a nonstock corporation shall be extinguished on the Effective Date.

         Section 15.3 No Effect on Policies. This Plan will not alter the terms of insurance coverage provided by any insurance policies or contracts of insurance and will have no effect upon the insurance benefits or premiums payable under such policies or contracts.

                                   ARTICLE XVI
                            MISCELLANEOUS PROVISIONS

         Section 16.1 Abandonment of Plan. The Board of Directors of Virginia BCBS or TMSI may abandon this Plan at any time before the Effective Date notwithstanding prior approval at the Special Meeting, approval by the Commission or approval by the sole shareholder of TMSI. No Person shall have any rights or claims against Virginia BCBS, TMSI, the Board of Directors of either Virginia BCBS or TMSI or their respective officers, directors, employees, or agents as a result of any abandonment of the Plan.

         Section 16.2 Amendment of Plan. Virginia BCBS and TMSI may amend this Plan and any filing made pursuant to this Plan at any time before or after the Effective Date. No amendment made after the Hearing shall change the Plan in a way which the Commission determines is materially adverse to the Members, unless a further public hearing is held on the amendment at which the Plan as amended shall be approved if the Plan with such amendment would have been approved at the Hearing. Unless the Commission determines that such amendment is materially adverse to the Members, the Plan as amended need not be submitted for reconsideration by Members if the amendment is made after this Plan has been approved by Voting Members at the Special Meeting.

PLAN OF DEMUTUALIZATION                                                Page 23

         Section 16.3 Subsequent Corporate Actions. The Restated Articles and Restated Bylaws may be amended or further amended after the Effective Date in accordance with applicable Virginia law.

         Section 16.4 Interpretation of Plan. This Plan and any filing made pursuant to this Plan shall be interpreted in good faith by Virginia BCBS and TMSI, and such interpretations shall be binding upon all Members and other Persons.

                                 * * * * * * *


PLAN OF DEMUTUALIZATION                                                Page 24

                                                                     Exhibit 1
                               ARTICLES OF MERGER

                  MERGING TRIGON MERGER SUB, INC. WITH AND INTO

                     BLUE CROSS AND BLUE SHIELD OF VIRGINIA
                DOING BUSINESS AS TRIGON BLUE CROSS BLUE SHIELD1



                                   Article 1.

         Section 1.1 Plan of Merger. A true copy of the Amended and Restated Plan of Demutualization (hereinafter called the "Plan") is attached as Appendix 1 and made a part of this instrument. The Plan is styled "Blue Cross and Blue Shield of Virginia - Amended and Restated Plan of Demutualization" and constitutes a plan of merger within the meaning of Virginia Code ss. 13.1-722.1 and Virginia Code ss. 13.1-898.1. As more fully set forth in the Plan, Trigon Merger Sub, Inc. ("TMSI"), a Virginia stock corporation and a wholly owned subsidiary of Trigon Healthcare, Inc., a Virginia stock corporation, is hereby merged (the "Merger") with and into Blue Cross and Blue Shield of Virginia, a Virginia nonstock corporation ("Virginia BCBS"). In the Merger, and as more fully set forth in the Plan, Virginia BCBS shall be the surviving corporation, shall become a Virginia stock corporation, the Articles of Incorporation and Bylaws of Virginia BCBS shall be restated in the form of those attached as Exhibits 3A and 3B, respectively, to the Plan, and the name of Virginia BCBS shall be changed to Trigon Insurance Company.


                                   Article 2.

         Section 2.1 Commission Approval. The Plan constitutes a plan of conversion within the meaning of Virginia Code ss.ss. 38.2-1005 and 38.2-1005.1 and accordingly requires Commission approval. On __________, 1996, the Virginia State Corporation Commission (the "Commission") issued an order approving the Plan.


                                   Article 3.

         Section 3.1 Approval by Board of TMSI. The Plan was approved by the Board of Directors of TMSI on ____________________.

--------
         (1)The dates that have been left blank in these pro forma Articles of Merger will be completed after the relevant information has become available and prior to filing.

                               Exhibit 1 - Page 1

         Section 3.2 Approval by Shareholder. The Plan was adopted by the unanimous written consent of the sole shareholder of TMSI on
__________________.


                                   Article 4.

         Section 4.1 Approval by Board of Directors of Virginia BCBS. The Plan was approved by the Board of Directors of Virginia BCBS on _______________.

         Section 4.2 Meeting of Members of Virginia BCBS. The Plan was submitted to the members of Virginia BCBS by the Board of Directors of Virginia BCBS in accordance with the Virginia Nonstock Corporation Act. The Plan was adopted by the members of Virginia BCBS at the Meeting on ____________, 1996.

         Section 4.3 Votes Entitled to be Cast by Members. The members of Virginia BCBS were entitled to cast ____ votes upon the Plan at the Meeting. No members of Virginia BCBS were entitled to vote on the Plan as a separate class or voting group.

         Section 4.4 Quorum at Meeting. The bylaws of Virginia BCBS provide that at any annual or special meeting of members of Virginia BCBS, members holding 5% of the votes entitled to be cast represented in person or by proxy shall constitute a quorum. At the Meeting, members holding ____ votes entitled to be cast were represented in person or by proxy at the Meeting, constituting a quorum pursuant to the Virginia Nonstock Corporation Act and the bylaws of Virginia BCBS.

         Section 4.5 Adoption of Plan by Members. At the Meeting ____ votes were cast in favor of the Plan, ____ votes were cast against the Plan and ____ votes abstained. The Virginia Nonstock Corporation Act requires that the Plan be approved by more than two-thirds of the votes cast on the Plan at the Meeting. The votes cast in favor of the Plan constitute ____% of the votes cast at the Meeting. Accordingly, the total number of undisputed votes cast for the Plan was sufficient for approval of the Plan by the members of Virginia BCBS.


                               Exhibit 1 - Page 2

         In Witness Whereof, these Articles of Merger have been executed by Virginia BCBS and TMSI as of this ____ day of __________________ 1996.

                             Blue Cross and Blue Shield of Virginia


                             By:      ________________________
                                      Name:
                                     Title:


                             Trigon Merger Sub, Inc.


                             By:      ________________________
                                      Name:
                                     Title:





                               Exhibit 1 - Page 3